Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 25, 2011, relating to the financial statements and financial highlights which appears in the December 31, 2010 Annual Report to Shareholders of Aberdeen Chile Fund, Inc., which are also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights”, “Experts”, “Financial Statements” and “Financial Statements and Exhibits” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 14, 2011